Exhibit 31.2

CERTIFICATION

I, Robert N. Tenczar, certify that:

  I have reviewed this annual report on Form 10-K as amended by this Form 10-K/A of MMI Products, Inc.; and

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 7, 2004	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President and Chief Financial Officer